UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 20, 2006

FARO Technologies, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Technology Park, Lake Mary, Florida	32746

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (407) 333-9911

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

                         On March 20, 2006, FARO Technologies, Inc. (the “Company”) received a Nasdaq Staff Determination indicating that the Company is not in compliance with the filing requirements for continued listing set forth in Nasdaq’s Marketplace Rule 4310(c)(14) because it has not timely filed its Annual Report on Form 10-K for its fiscal year ended December 31, 2005, and that the Company’s common stock is, therefore, subject to delisting from the Nasdaq National Market.

                         The Company intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination and to request the continued listing of the Company’s common stock on the Nasdaq National Market while the Company completes the work necessary to regain compliance with Marketplace Rule 4310(c)(14). However, the Company cannot provide any assurance that the Nasdaq Listing Qualifications Panel will ultimately grant its request for the continued listing of its common stock.  The Company’s common stock will continue to be traded on the Nasdaq National Market pending a decision by the Nasdaq Listing Qualifications Panel.

ITEM 9.01	Financial Statements and Exhibits.

                         On March 24, 2006, FARO Technologies announced via press release, subject:  FARO receives Nasdaq Notification Regarding Late Filing of Year-End 2005 10-K.  A copy of the press release is attached hereto.

(d)       Exhibits

99.1     Press release dated March 24, 2006

SIGNATURES

                         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

(Registrant)
Date March 24, 2006
/s/ Gregory A. Fraser

Gregory A. Fraser
Executive Vice President, Secretary and Treasurer